Exhibit 10.16

CONFIDENTIALITY, NON-COMPETE, AND NON-SOLICITATION AGREEMENT

     THIS CONFIDENTIALITY, NON-COMPETE, AND NON-SOLICITATION AGREEMENT (the “Agreement”) is made and entered into this 1st day of January, 2003, by and between Bay Cities Bank (the “Employer”) and Gregory W. Bryant (the “Employee”).

WITNESSETH

     WHEREAS, Employer is engaged in the banking industry and has established a fine reputation and substantial goodwill in that business and serves clients throughout the Tampa Bay and surrounding areas;

     WHEREAS, both Employer and Employee acknowledge that Employer has a substantial and legitimate business interest in, among other things, its confidential business information, trade secrets, customer and vendor lists, methods of business operation, customer goodwill associated with its trade name, trademark, service mark, and trade dress, and its substantial relationships with specific prospective and existing customers;

     WHEREAS, Employer desires to retain Employee as an employee, and Employee desires to continue in such employment, if already employed;

     WHEREAS, Employee acknowledges that the business of Employer is a very competitive business;

     WHEREAS, Employee acknowledges that he is employed in a key position of employment with Employer, one in which Employer reposes a great deal of responsibility, trust, and reliance; and

     WHEREAS, Employer and Employee desire to continue their business relationship subject to the establishment of this Confidentiality, Non-Compete, and Non-solicitation Agreement;

     NOW, THEREFORE, in consideration of the covenants, promises, representations, and understandings set forth below, the parties agree as follows:

     1.     Recitals. The foregoing recitals are true and correct and made a part of this Agreement.

     2.     Employment. In consideration for entering into this Agreement, Employer agrees to continue to employ Employee pursuant to the terms of a separate written Employment Agreement. Nothing contained herein shall in any way alter the nature of Employee’s employment in the written Employment Agreement effective January 1, 2003 or provide any assurance by Employer of continuing employment beyond that which is provided in the January 1, 2003 Employment Agreement.

     Employee represents and warrants that Employee is not subject to any restrictive agreement, other contractual or legal obligation, limitation, or prohibition that would prohibit Employee from entering into this Agreement. In the event of a breach of this warranty,

Employee agrees to indemnify and hold Employer harmless from any and all claims, costs, expenses, attorney’s fees, lawsuits, or other liability arising from such breach.

     3.     Confidentiality Agreement. Employee recognizes and acknowledges that during the course of his employment Employee has and will continue to learn various Employer proprietary or confidential business information (including the identity and sources of markets, marketing information and strategies; data processing and management information system programs and practices; vendors and sources of vendors; customers and sources of customers and customer needs; sales history; and financial strength, among others), and has and will continue to have access to other confidential information related to the Employer’s business, all of which Employee agrees to keep confidential at all times. Such confidential information includes, but is not limited to, any and all documents received or generated by Employer, customer lists and sources of customers and customer needs, sales history and financial strengths, vendors and sources of vendors, trade secrets, pricing information, financial information, corporate information, personnel information, methods of operation, the identity and source of markets, marketing information and strategies, data processing and management information system programs and practices, and other proprietary information. Employee acknowledges that Employer has a legitimate business interest in its relationships with prospective or existing vendors, customers and clients, as well as vendor, customer and client goodwill associated with Employer’s trade name, trademark, service mark, trade dress, geographic location, and sales, marketing and trade area. With respect to this confidential information, Employee agrees as follows:

a. Employee will use all such information only in connection with the performance of duties on behalf of Employer and agrees not to copy, disclose or otherwise use such information or to later contest its confidential or proprietary nature.

b. Employee will not, during or after the term of his employment: (1) publish, disclose, or make accessible any confidential information, or any part thereof, to any person, firm, corporation, or association or other entity for any reason whatsoever; or (2) use or generate benefit from such information, except during employment with Employer and for the benefit of Employer, without prior written permission of Employer.

c. Employee shall return all tangible evidence of such confidential information, including, but not limited to, any files, papers, memoranda, records, documents, lists, books, files, and computer stored or generated information, including any information stored on any computer hard drive, diskettes, tapes, or other format, and copies of the foregoing, to Employer prior to or at the termination of employment with Employer.

d. Employee acknowledges and agrees that disclosure of any confidential information of Employer by Employee would cause irreparable harm to Employer and that Employer will be irreparably damaged if the provisions of this paragraph are not specifically enforced, that monetary damages will not provide an adequate remedy to Employer, and that Employer is entitled to an injunction (preliminary, temporary and final), restraining any violation of this paragraph (without bond or other security being required), or any other appropriate decree of specific performance. In the event there is a breach or a threatened breach by Employee of the provisions of this Paragraph Three (3), Employer shall be entitled to an injunction restraining Employee from disclosing in whole or in part such information, generating a benefit from such information, or rendering a service to any person, firm, corporation, association, or other entity, to whom such information has been disclosed. It is agreed that such remedies are not exclusive and shall be in addition to any other remedy which Employer may have.

e. Employee acknowledges and agrees that the restrictive covenants contained in this Agreement are reasonably necessary to protect the legitimate business interests of Employer and that the restrictions stated are not overbroad or overlong and are otherwise reasonably necessary to protect the established legitimate business interests of Employer.

     4.     Non-Compete During Employment. Employee agrees that during the term of his employment with Employer, he will not directly or indirectly become engaged in any business dealing with Commercial Banking business or the sales and marketing of Commercial Banking products, or solicit any such business except for, on behalf of, or at the direction of the Employer without the prior written approval of the Employer’s Board and/or its Chairman.

     5.     Non-Compete After Employment. Employee agrees that for a period of the later of twelve (12) months after the termination of Employee’s employment with Employer, or the completion of any payments under the separate written Employment Agreement, Employee shall not in any way compete against Employer or any subsidiary or affiliated or related entity of Employer, or accept employment or establish any business relationship (including a consulting relationship), direct or indirect, with any business entity in competition with Employer or any subsidiary or affiliated or related entity of Employer or which plans to be in competition with Employer or any subsidiary or affiliated or related entity of Employer. Employee specifically agrees, without limitation, that he shall not call upon, solicit, divert, take away or interfere with the business or patronage of any person, partnership, corporation or other business entity which is or was a customer of Employer on or after January 1, 2003, regardless of whether Employee has had any previous customer contact or personal relationship with such other business entity at any time, including during or before Employee’s term of employment with Employer. For purposes of this paragraph, “in competition with Employer” includes, but is not limited to, financial institutions. The term “business entity in competition with Employer” specifically includes, but is not limited to, those business entities known as federally insured financial institutions, any successor, assign, parent, subsidiary, or affiliated company of any of these entities and any entity whose interest is to organize another financial institution. Employer and Employee agree that Employer competes throughout the greater Tampa Bay area, i.e. within 75 mile radius of 2202 North Westshore Blvd. (the “Geographical Area”), and that the prohibition on competition applies to the Geographical Area.

     6.     Non-Solicitation Agreement. Employee agrees that, during his employment with Employer, and for a period of one (1) year after the termination, for whatever reason, of his employment with Employer, Employee shall not:

a. directly or indirectly engage, hire, employ, or solicit any employee of Employer, or of any successor, assign, parent, subsidiary, affiliated or related organization of Employer (a “Related Organization”), or otherwise induce or attempt to induce any employee of Employer or any Related Organization to leave employment of Employer or any Related Organization or alter the employment relationship of any employee with Employer or any Related Organization, or interfere with or disrupt the relationship of Employer or any Related Organization with any of its employees, or solicit or employ any person employed by Employer or any Related Organization;

b. directly or indirectly attempt to solicit any customer or client of Employer, or of any Related Organization, or directly or indirectly interfere with the relationship of Employer or of any Related Organization, with any customers or clients or prospective or potential customers or clients with whom Employee had a substantial relationship; or

c. accept the business of or provide services for any customer or prospective or potential customer or client of Employer or any Related Organization with whom Employee had a substantial relationship.

     7.     Tolling. The time restrictions applicable to Paragraphs Three (3), Four (4), Five (5) and Six (6) shall be tolled during the period of any breach of this Agreement.

     8.     Remedies for Breach of Confidentiality, Non-Compete and/or Non-Solicitation Agreements. Employer and Employee acknowledge that the remedies at law for any breach of Paragraphs Three (3), Four (4), Five (5) or Six (6) are inadequate, and that Employer shall be entitled to injunctive relief without notice to Employee, and that such injunctive relief shall not be exclusive, but shall be in addition to any rights or remedies Employer or any successor, assign, parent, subsidiary, affiliated or related organization of Employer may have for such breach.

     9.     Invalid Provision. In the event any provision of this Agreement should be or become invalid or unenforceable, that shall not affect the validity and enforceability of any other provision of this Agreement. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then the court is specifically authorized by the parties to enforce any such restriction or covenant to the maximum extent permitted by law, and Employee hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.

     10.     Interpretation of Agreement. This Agreement has been brought about by virtue of the negotiations of both Employer and Employee. Thus, should it ever become necessary to construe or interpret the terms and conditions of this Agreement, it shall be done without giving any consideration as to which of the parties may have drafted this Agreement.

     11.     Applicable Law and Venue. This Agreement shall be interpreted under and governed by the laws of the State of Florida. The exclusive venue of any action brought under this Agreement shall be Hillsborough County Circuit Court or the U.S. District Court for the Middle District of Florida, Tampa Division.

     12.     Amendments or Modifications. No amendments or modifications to this Agreement shall be binding on any of the parties, unless such amendment or modification is in writing and executed by all of the parties to this Agreement. No term, provision or clause of this Agreement shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and executed by Employee and by the Chairman of the Board of Directors, on behalf of Employer.

     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Employer’s successors, assigns, parents, subsidiaries, affiliated or related organizations and be enforceable by Employer’s successors, assigns, parents, subsidiaries, affiliated or related organizations. Each and every reference to “Employer” in this Agreement shall be construed as including Employer’s successors, assigns, parents, subsidiaries, affiliated or related organizations.

     14.     Surviving Provisions. All of the provisions of this Agreement, including, but not limited to, the restrictions and remedies, survive the termination of Employee’s employment, irrespective of the grounds or reasons for such termination, including termination by Employer with or without notice or cause.

     15.     Reasonableness. Employee acknowledges that the restrictions hereby imposed are fair and reasonable and are reasonably required for the protection of the legitimate business interests of Employer. Employee has voluntarily and knowingly entered into this Agreement and agrees that the non-compete restriction of this Agreement will not prevent Employee from finding suitable employment should Employee’s employment terminate for whatever reason.

     16.     Disclosure of Agreement. Employee shall, and Employer may, disclose this Agreement and its terms to any future or prospective employer of Employee and to any client, customer, or prospective client or customer of Employer, Employee, or future employer of Employee.

     17.     Notice. If, at any time, Employee believes that for any reason Employee is no longer bound by this Agreement, Employee must notify Employer in writing within 30 days of the circumstance or event which forms the basis for such belief. Such notice shall state with particularity the circumstance or event that forms the basis for Employee’s belief. Failure to strictly comply with this notice requirement on a timely basis shall serve as a waiver of Employee’s contention that Employee is no longer bound by this Agreement. After receipt of such notice, Employer shall have 30 days to remedy the circumstance or event. If Employer remedies the circumstance or event, this shall serve as a waiver of Employee’s contention that Employee is no longer bound by this Agreement. Any effort by Employer to remedy the circumstance or event shall in no way be construed as any sort of admission that the circumstance or event relieves Employee of Employee’s obligations under this Agreement. Any notice to Employer shall be delivered by U.S. Mail, postage prepaid, return receipt requested, to the following address:

A. Bronson Thayer
Chairman of the Board of Directors
Bay Cities Bank
P.O. Box 21027
Tampa, FL 33622-1027

     18.     Complete Agreement. This Agreement represents the complete agreement between Employee and Employer regarding the subject matter of this Agreement. Employee acknowledges and agrees that no representation, promise, or agreement regarding the subject matter of this Agreement has been made to or with Employee that is not set forth in this Agreement. Any representations or agreements regarding the subject matter of this Agreement not explicitly included in this Agreement are considered waived and unenforceable. Any previous agreements between Employer and Employee regarding the subject matter of this Agreement are hereby superceded by execution of this Agreement, and shall be devoid of any continuing force or effect. This Agreement is in no way dependent upon the performance of any other contract or agreement that may have been or may be entered into between Employee and Employer, including but not limited to the separate written Employment Agreement, and the breach or alleged breach of any other contract or agreement, including the separate written Employment Agreement, is no defense to enforcement of this Agreement. Employer and Employee acknowledge the existence of a separate written Employment Agreement into which they have entered, which is a separate agreement that contains and addresses its own subject matter.

     19.     Acknowledgment. Employee acknowledges that Employee has read this Agreement in full and completely understands all of its terms and obligations and enters into this Agreement freely and voluntarily.

     IN WITNESS THEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Signed, sealed and delivered In the presence of:	BAY CITIES BANK
By

Name:	Name:

Title:

Date:	Date:

Name:	Name:

Gregory W. Bryant
Date:	Date: